NevStar Gaming & Entertainment Corporation
                       3175 West Post Road
                          Cypress Center
                    Las Vegas, Nevada  89118
               (702) 269-1325  FAX:  (702) 269-1326


                           May 14, 1998

A.F. Construction Company, Inc.
Attn: Paul T. Faulkner
3675 West Twain
Las Vegas, Nevada 89103

     Re:  Payment by Note

Dear Mr. Faulkner:

     This letter sets forth an agreement by and between NevStar Gaming & Entertainment Corporation (formerly known as Mesquite Gaming Corp.) ("NevStar"), and A.F. Construction Company, Inc. ("A.F.") regarding Six Hundred Thousand Dollars ($600,000) of the total sum currently owed by NevStar to A. F. pursuant to the Standard Form of Agreement Between Owner and Contractor between the parties, dated August 30, 1994 (the "Standard Form").

     1. The Deferred Amount. The parties agree that the issuance of the Promissory Note to A.F. attached hereto as Exhibit "A" and incorporated herein by this reference (the "Promissory Note") shall constitute a payment and credit of $600,000 against amounts due from NevStar to A.F. pursuant to the terms of the Standard Form.

     2. Warrants. In consideration for accepting the Promissory Note as payment in lieu of cash, A.F. shall be issued warrants in the form attached hereto as Exhibit "B" and incorporated herein by this reference to purchase Fifteen Thousand (15,000) shares of NevStar Common Stock at a per share exercise price of $2.25, which amount is equal to a discount of approximately thirty five percent (35%) off of the closing bid price of NevStar's Common Stock on the NASDAQ Small Cap Market on May 11, 1998. In addition, A.F. shall be issued additional warrants pursuant to the form of warrant attached in connection with each one (1) month extension of the Note as follows: for each One Hundred Thousand Dollar ($100,000) principal amount (or pro rata portion thereof) outstanding on the business day immediately following the Payment Date pursuant to Section 3 of the Promissory Note and each Extension Date as described therein, A.F. shall receive an additional one thousand two hundred fifty (1,250) warrants, to purchase shares of NevStar Common Stock at a purchase price of $2.25. By means of example only, if principal of Two Hundred Thousand Dollars ($200,000) is outstanding on the relevant date, A.F. shall be entitled to warrants to purchase an additional two thousand five hundred (2,500) shares of NevStar Common Stock.

     3. Entire Agreement. This Agreement, including its exhibits, constitutes the entire agreement between the parties, and supersedes all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing between the parties on the subject matter hereof. Except as otherwise provided herein, this Agreement may be amended or modified only by a writing executed by all of the parties.

     4. Governing Law. This Agreement will be governed by and construed under the laws of the State of Nevada without regard to conflicts of laws principles.

     5. Counterparts. This Agreement may be executed in one or more counterparts, all of which when fully executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document.

     If you are in agreement with the foregoing, please sign and return one copy of this letter agreement, which thereupon will constitute our agreement with respect to its subject matter.

                         Sincerely,

                         NEVSTAR GAMING & ENTERTAINMENT
                         CORPORATION, a Nevada corporation

                         By:/s/ Michael J. Signorelli
                              Michael J. Signorelli
                              Chairman and Chief Executive Officer

     The undersigned hereby acknowledge and agree to the terms and conditions set forth above, as of May 14, 1998.

                         A.F. CONSTRUCTION COMPANY, INC.

                         By:/s/ Paul T. Faulkner
                              Paul T. Faulkner, President

               [Signature Page to Letter Agreement]


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